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                                                                    EXHIBIT 99.1

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            SOUTHERN UNION COMPANY

                           FOR THE OCTOBER 19, 1999
                        ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints John E. Brennan and Frank W. Denius, or either of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on October 19, 1999 at 2:00 p.m. Eastern Time, at the Plaza Hotel, Fifth Avenue at Central Park South, New York, New York or at any adjournment or postponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of Directors recommends a vote "FOR" each proposal.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


[SEE REVERSE]                                                     [SEE REVERSE]
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[X] Please mark your votes as in this example.


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1.  Election of the following nominees as Class III Directors
    Nominees:  George L. Lindemann, Peter H. Kelley, and Dan K. Wassong

FOR                     WITHHOLD                 MARK HERE FOR  [ ]
[ ]                       [ ]                    ADDRESS CHANGE
                                                 AND NOTE BELOW

 [ ]------------------------------------------------------------------------
   Withheld for the following only (write the name of the nominee(s) on the space above)

                                        Date:
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               SIGNATURE

Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

Please date and sign above. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears to the left.

                                                      FOR    AGAINST   ABSTAIN
2.  Proposal to approve (a) the Agreement of Merger   [ ]      [ ]       [ ]
    between the Company and Pennsylvania Enterprises,
    Inc. (PEI) dated as of June 7, 1999 whereby PEI
    will merge with and into the Company with the
    Company being the surviving corporation and (b)
    the issuance of shares of the Company's common
    stock pursuant to the merger agreement.
                                                      FOR    AGAINST   ABSTAIN
3.  Proposal to approve the following amendments to   [ ]      [ ]       [ ]
    the Company's Restated Certificate of Incorporation:
    (a) to increase the number of authorized shares of
    the Company's common stock from 50,000,000 to
    200,000,000; (b) to grant the Board of Directors
    authority to issue 6,000,000 shares of preferred stock
    in series the Board of Directors deems appropriate
    and to establish from time to time the number of
    shares to be included in each such series and to fix
    the designations, powers,preferences and rights of
    the shares of each such series and the qualifications,
    limitations or restrictions thereof; and (c) to repeal
    the rights, powers, the privileges and preferences of
    the Company's currently authorized cumulative preferred
    stock.
                                                      FOR     AGAINST   ABSTAIN
4.  Proposal to approve an amendment to the Company's [ ]       [ ]       [ ]
    Restated Certificate of Incorporation to increase
    the maximum number of directors from 12 to 15.
                                                      FOR     AGAINST   ABSTAIN
5.  Proposal to approve an additional 3,000,000       [ ]       [ ]       [ ]
    shares of the Company's common stock to be eligible for grant under the Company's 1992
    Long-Term Stock Incentive Plan.

                                        DATE:
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          SIGNATURE


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